As filed with the Securities and Exchange Commission on April 9, 1998
                                                      Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------
                            EMPLOYEE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


                      Arizona                                    86-0676898
            (State or other jurisdiction                      (I.R.S. Employer
         of incorporation or organization)                   Identification No.)

   6225 North 24th Street, Phoenix, Arizona 85016
(Address of Principal Executive Offices) (Zip Code)


                                    --------

                 EMPLOYEE SOLUTIONS, INC. 1995 STOCK OPTION PLAN
                            (Full title of the plan)

                                    --------

               Paul M. Gales, Esq.                                                 Copy to:
Senior Vice President, General Counsel, and Secretary                      Kenneth V. Hallett, Esq.
               6225 North 24th Street                                          QUARLES & BRADY
               Phoenix, Arizona 85016                                     411 East Wisconsin Avenue
                                                                       Milwaukee, Wisconsin 53202-4497


                     (Name and address of agent for service)
                                   ----------

                                 (602) 955-5556
          (Telephone number, including area code, of agent for service)

                                    --------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                     Proposed       Proposed maximum
                                                Amount to be     maximum offering  aggregate offering       Amount of
     Title of securities to be registered        registered       price per share        price         registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value.................. 1,500,000 shares(1)      (2)(3)         $10,719,175(2)         $3,162.16

=======================================================================================================================

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(1)   The Plan  provides for the possible  adjustment  of the number,  price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting the Registrant's Common Stock.
      This  Registration   Statement   therefore  covers,  in  addition  to  the
      above-stated 1,500,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price for the 1,303,759 shares underlying outstanding options (grants on 17 days, with an average exercise price of approximately $7.53); and (ii) $4.60 per share for the remaining 196,241 shares, which is the average of the high and low sales prices of the Registrants Common Stock as reported in the Nasdaq National Market on April 7, 1998.

(3) The actual offering price will be determined in accordance with the terms of the Plan. However, with respect to an incentive stock option, in no event shall such price be less than 100% of the fair market value of the Registrant's Common Stock on the date on which the option is granted.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      In accordance with General Instruction E to Form S-8 and because this Registration Statement only registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the same employee benefit plan is effective, the contents of the following document filed by Employee Solutions, Inc. (the "Registrant") with the
Securities and Exchange Commission (Commission File No. 0-22600) are incorporated herein by reference:

      The Registrant's Registration Statement on Form S-8 filed on February 7, 1996 (Registration No. 333- 1242) relating to the Registrant's 1995 Stock Option Plan.

Item 8.  Exhibits.

      See  Exhibit  Index  following   Signatures  page  in  this   Registration
Statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 9, 1998.

                                      EMPLOYEE SOLUTIONS, INC.
                                      (Registrant)


                                      By:  /s/ Marvin D. Brody
                                        ----------------------------------------
                                      Marvin D. Brody
                                      Chairman of the Board, President and Chief
                                      Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marvin D. Brody, Morris C. Aaron and Paul M. Gales, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Person                                            Title                                   Date
      ------                                            -----                                   ----

 /s/ Marvin D. Brody                   Chairman of the Board, President, Chief            April 9, 1998
----------------------------           Executive Officer, and Director
Marvin D. Brody

 /s/ Harvey A. Belfer                  Director                                           April 9, 1998
----------------------------
Harvey A. Belfer


----------------------------           Director                                           --
Edward L. Cain, Jr.

 /s/ Jeffery A. Colby                  Director                                           April 9, 1998
----------------------------
Jeffery A. Colby

 /s/ Sara R. Dial                             Director                                    April 9, 1998
----------------------------
Sara R. Dial

 /s/ Robert L. Mueller                        Director                                    April 9, 1998
----------------------------
Robert L. Mueller

 /s/ Quentin P. Smith, Jr.                    Director                                    April 9, 1998
----------------------------
Quentin P. Smith, Jr.

 /s/ Morris C. Aaron                          Chief Financial Officer                     April 9, 1998
----------------------------
Morris C. Aaron

 /s/ John V. Prince                           Chief Accounting Officer                    April 9, 1998
----------------------------
John V. Prince

                            EMPLOYEE SOLUTIONS, INC.
                               (the "Registrant")
                          (Commission File No. 0-22600)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

  Exhibit                                                             Incorporated Herein                        Filed
   Number                 Description                                    by Reference To                         Herewith
4.1             Composite Articles of Incorporation            Exhibit 3(1) to the Registrant's Annual
                of the Registrant, as amended                  Report on Form 10-K for the Fiscal Year
                                                               ended December 31, 1996 (the "1996
                                                               10-K")

4.2             Bylaws of the Registrant                       Exhibit 3(ii) to the 1996 10-K

4.3             Indenture dated October 15, 1997               Exhibit 4.1 to Report on Form 8-K dated
                among the Company, the Guarantor               October 21, 1997 (10/21/97 8-K)
                Subsidiaries (as defined therein) and
                The Huntington National Bank

4.4             Purchase Agreement dated October               Exhibit 4.2 to 10/21/97 8-K
                16, 1997 among the Company, the
                Guarantor Subsidiaries and First
                Chicago Capital Markets, Inc.
                ("FCCM")

4.5             Registration Rights Agreement dated            Exhibit 4.3 to 10/21/97 8-K
                October 21, 997 among the
                Company, the Guarantor Subsidiaries
                and FCCM

4.6             Amended and Restated Loan                      Exhibit 4.4 to 10/21/97 8-K
                Agreement dated October 21, 1997
                between the Company and Bank One
                Arizona, NA

5               Opinion of Counsel                                                                                         X

23.1            Consent of Arthur Andersen LLP                                                                             X

23.2            Consent of Counsel                                                                                Contained in
                                                                                                                 Opinion filed
                                                                                                                  as Exhibit 5

24              Powers of Attorney                                                                               Signature Page
                                                                                                                    to this
                                                                                                                  Registration
                                                                                                                   Statement

99.1            Employee Solutions, Inc. 1995 Stock            Exhibit 10.2 to the Registrant's Annual
                Option Plan, as Amended                        Report on Form 10-K for the year ended
                                                               December 31, 1997

                                      EI-2